CONSULTANCY AGREEMENT

This CONSULTANCY AGREEMENT (the “Agreement”) is dated this 11th day of May 2016 between:

(1)

SINGAPORE VOLITION PTE. LIMITED a company incorporated and registered in Singapore with registration number 201016543R and with its registered office address at 165 Gangsa Road, Unit 01-70, Singapore, 670165 (“Volition”); and

(2)

PB COMMODITIES PTE LTD a company incorporated and registered  in Singapore with registration number 200301165K and with its registered office address at 1 Scotts Road, #24-05 Shaw Centre, Singapore, 228208 (“PB Commodities”)

IT IS HEREBY AGREED as follows:

1.

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this Agreement (unless the context requires otherwise).

“Board”	means the board of directors of Volition (including any committee of the board duly appointed by it);

“Commencement Date”	means 01 May 2016;

“Company Property”

means all documents, books, manuals, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of Volition or any Group Company or its or their customers and business contacts, and any equipment, keys, hardware or software provided for PB Commodities or the Individual's use by Volition during the Engagement, and any data or documents (including copies) produced, maintained or stored by PB Commodities or the Individual on the computer systems or other electronic equipment of Volition, PB Commodities or the Individual during the Engagement.

“Confidential Information”

means information in whatever form (including without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, customers, products, affairs and finances of Volition or any Group Company for the time being confidential to Volition or any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of Volition or any Group Company or any of its or their suppliers, customers, agents, distributors, shareholders, management or business contracts, and including (but not limited to) information that the Individual creates, develops, receives or obtains in connection with his Engagement, whether or not such information (if in anything other than oral form) is marked confidential.

“Engagement”	means the engagement of PB Commodities by Volition on the terms of this Agreement;

“Group” or “Group Company”	means Volition, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time;

“Individual”	means Cameron Reynolds or such other person agreed by the parties;

“Pre-Contractual Statement”

means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the Engagement other than as expressly set out in this agreement or any documents referred to in it;

“Services”	means the services as set out in Schedule 1 and as otherwise as directed by the Board;

“Termination Date”	means the date of termination of this Agreement howsoever arising;

1.2

The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4

Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5

Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

2.

Term of engagement

2.1

Volition shall engage PB Commodities and PB Commodities shall make available to Volition the Individual to provide the Services on the terms of this Agreement.

2.2

The Engagement shall commence on the Commencement Date and shall continue unless and until terminated:

1.

as provided by the terms of this Agreement;

2.

by PB Commodities giving to Volition not less than six (6) months prior written notice; or

3.

by Volition giving to PB Commodities either (i) not less than six (6) month prior written notice; or (ii) if less than six (6) months written notice then subject to the payment to PB Commodities of the fees that would otherwise have been received between the date of termination and the completion of the six (6) month notice period.

3.

Duties

3.1

During the Engagement PB Commodities shall procure that the Individual shall:

1.

provide the Services with all due care, skill and ability and use his reasonable endeavours to promote the interests of Volition and any Group Company; and

2.

promptly give to the Board all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the business of Volition or any Group Company.

3.2

If the Individual is unable to provide the Services due to illness or injury PB Commodities shall advise Volition of that fact as soon as reasonably practicable. For the avoidance of doubt, no fee shall be payable in accordance with clause 4 in respect of any period during which the Services are not provided.

3.3

PB Commodities shall use its reasonable endeavours to ensure that the Individual is available on reasonable notice to provide such assistance or information as Volition may require.

3.4

PB Commodities shall procure that the Individual shall comply with all reasonable standards of safety and comply with Volition's health and safety procedures from time to time in force at the premises where the Services are provided and report to Volition any unsafe working conditions or practices.

4.

Fees

4.1

Volition shall pay PB Commodities a fee of twenty five thousand nine hundred and twenty five US dollars ($25,925). This amount will be payable monthly in arrears directly into a nominated bank account.

4.2

On the last working day of each month during the Engagement PB Commodities shall submit an invoice to Volition for the Services provided during that month.

4.3

PB Commodities and the Individual shall be fully responsible for the payment of all relevant taxes in relation to the Fee as detailed in clause 10.

4.4

Payment in full or in part of the fees claimed under clause 4 or any expenses claimed under clause 5 shall be without prejudice to any claims or rights of Volition or any Group Company against PB Commodities or the Individual in respect of the provision of the Services.

5.

Expenses

5.1

Volition shall reimburse all reasonable expenses properly and necessarily incurred by PB Commodities or the Individual in the course of the Engagement, subject to production of receipts or other appropriate evidence of payment.

5.2

In claiming expenses PB Commodities or the Individual shall comply with Volition’s Travel and Expenses Policy or any other Expenses Policies implemented by Volition (as amended from time to time) a copy of which will be provided.

6.

Other activities

Nothing in this agreement shall prevent PB Commodities or the Individual from being engaged, concerned or having any financial interest in any capacity in any other business, trade, profession or occupation during the Engagement. However, PB Commodities or the Individual may not be involved in any capacity with a business which does or could compete with the business of the Company without the prior written consent of the Board.

7.

Confidential information and Company property

7.1

PB Commodities acknowledges that in the course of the Engagement it and the Individual will have access to Confidential Information. PB Commodities has therefore agreed to accept the restrictions in this clause 7.

7.2

PB Commodities shall not, and shall procure that the Individual shall not (except in the proper course of its or his duties), either during the Engagement or at any time after the Termination Date, use or disclose to any third party (and shall use its reasonable endeavours to prevent the publication and disclosure of) any Confidential Information. This restriction does not apply to:

1.

any use or disclosure authorised by Volition or required by law; or

2.

any information which is already in, or comes into, the public domain otherwise than through PB Commodities' or the Individual's unauthorised disclosure.

7.3

At any stage during the Engagement, PB Commodities will promptly upon request return to Volition all and any Company Property in its or the Individual's possession.

8.

Termination

8.1

Notwithstanding the provisions of clause 2.2, Volition may terminate the Engagement with immediate effect without notice and without any liability to make any further payment to PB Commodities (other than in respect of amounts accrued prior to the Termination Date) if at any time:

1.

PB Commodities or the Individual commits any gross misconduct affecting the business of Volition or any Group Company;

2.

PB Commodities or the Individual commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of Volition;

3.

the Individual is convicted of any criminal offence (other than an offence under any road traffic legislation for which a fine or non-custodial penalty is imposed);

4.

PB Commodities or the Individual is, in the reasonable opinion of the Board, negligent or incompetent in the performance of the Services;

5.

PB Commodities makes a resolution for its winding up, makes an arrangement or composition with its creditors or makes an application to a court of competent jurisdiction for protection from its creditors or an administration or winding-up order is made or an administrator or receiver is appointed in relation to PB Commodities; or

6.

PB Commodities or the Individual commits any fraud or dishonesty or acts in any manner which in the opinion of Volition brings or is likely to bring the Individual, PB Commodities or Volition or any Group Company into disrepute or is materially adverse to the interests of Volition or any Group Company.

8.2

The rights of Volition under clause 8.1 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this agreement on the part of PB Commodities as having brought the agreement to an end. Any delay by Volition in exercising its rights to terminate shall not constitute a waiver thereof.

9.

Obligations upon termination

On the Termination Date PB Commodities shall, and shall procure that the Individual shall:

1.

immediately deliver to Volition all Company Property which is in its or his possession or under its or his control; and

2.

delete any information relating to the business of Volition or any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in its or his possession or under its or his control outside the premises of Volition.

10.

Status

10.1

The relationship of PB Commodities (and the Individual) to Volition will be that of independent contractor and nothing in this agreement shall render it (nor the Individual) an employee, worker, agent or partner of Volition.

10.2

This agreement constitutes a contract for the provision of services and not a contract of employment and accordingly PB Commodities shall be fully responsible for and shall indemnify Volition for and in respect of:

1.

any income tax and social security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services or any payment or benefit received by the Individual in respect of the Services, where such recovery is not prohibited by law. PB Commodities shall further indemnify Volition against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by Volition in connection with or in consequence of any such liability, deduction, contribution, assessment or claim other than where the latter arise out of Volition's negligence or wilful default;

2.

any liability arising from any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by the Individual against Volition arising out of or in connection with the provision of the Services.

11.

Intellectual Property Ownership

11.1

PB Commodities and Volition shall retain all right, title and interest in any patent, patent application, trade secret, know-how and other intellectual property that was owned by such party prior to the Commencement Date and no license grant or assignment, express or implied, is intended by, or shall be inferred from this Agreement.

11.2

All rights to any inventions and discoveries, know-how, trade-secrets and all intellectual property rights inherent thereto (“Inventions”), whether patentable or not, conceived by PB Commodities , or any third party who assists in performing the Services, whether jointly or solely with others in connection with the Services, arising out of the performance of any obligations under this Agreement (“Client Invention”) shall vest and reside with Volition.   PB Commodities without any additional consideration shall cause each inventor of the same to promptly take any actions deemed necessary by Volition to assign and transfer any and all such rights to Client Inventions to Volition and permit Volition to record, perfect and maintain such rights.

11.3

PB Commodities warrants that it has enforceable written agreements or policies with all of its employees, consultants and directors who receive Volition’s confidential information under this Agreement assigning to PB Commodities ownership of all Inventions created in the course of their engagement.

11.4

All data generated or arising from the performance of the Services shall be the exclusive property of Volition.

12.

Notices

12.1

Any notice given under this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at its registered office for the time being or by sending it by fax or email to the fax number or email address notified by the relevant party to the other party. Any such notice shall be deemed to have been received:

1.

if delivered personally, at the time of delivery;

2.

in the case of pre-paid recorded delivery or registered post, 5 business days from the date of posting;

3.

in the case of fax or email, at the time of transmission.

12.2

In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post or that the notice was transmitted by fax to the fax number, or by email to the email address of the relevant party.

13.

Entire agreement

Each party on behalf of itself (and in the case of Volition, as agent for any Group Companies) acknowledges and agrees with the other party (Volition acting on behalf of itself and as agent for each Group Company) that:

1.

this Agreement constitutes the entire agreement and understanding between PB Commodities and Volition and any Group Company and supersedes any previous agreement between them relating to the Engagement (which shall be deemed to have been terminated by mutual consent); and

2.

in entering into this Agreement neither party nor any Group Company has relied on any Pre-Contractual Statement.

14.

Variation

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

15.

Counterparts

This agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

16.

Severability

16.1

If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

17.

Third party rights

17.1

A person who is not a party to this Agreement shall not have any to enforce any term of this agreement.

17.2

The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this agreement is not subject to the consent of any person that is not a party to this agreement.

18.

Governing law and jurisdiction

18.1

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Singapore. The parties irrevocably agree that the courts of Singapore shall have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

THIS AGREEMENT has been executed and delivered by or on behalf of Volition and PB Commodities on the date at the top of page 1.

SINGAPORE VOLITION PTE LIMITED	PB COMMODITIES PTE LTD
/s/ Rodney Rootsaert	/s/ Laith Reynolds
Rodney Rootsaert Director	Laith Reynolds Director

SCHEDULE 1

SERVICES

PB Commodities will:

1.

Identify and pursue business development opportunities, partnerships, joint ventures and collaborations for Volition and the Volition group in Asia and Europe.

2.

Identify and implement research studies in Asia and Europe.

3.

Provide management for Volition’s diagnostic product development programmes in Asia and Europe.

4.

Provide or source such consultancy services as requested by Volition as are appropriate to support Volition in the structuring, management and the development and implementation of its business plan in Asia and Europe.